Exhibit 10.58
CHICO’S FAS, INC.

RETENTION CASH AWARD AGREEMENT

<<Name>>
(“Participant”)

This Retention Cash Award (“RCA”) Agreement (“Agreement”) is made on March 8, 2021 (“Award Date”), by Chico’s FAS, Inc. (“Company”) to Participant.

1.     Retention Cash Award.    Subject to the restrictions, limitations, terms and conditions specified in this Agreement, the Company hereby awards to the Participant as of the Award Date a

Retention Cash Award (RCA) of $<<xx>>
which vests as follows:

100% on March 1, 2022 (the “Vesting Date”)
This RCA will remain restricted until the Vesting Date ("Vesting Date"). Prior to the Vesting Date, the RCA is not transferable by the Participant by means of sale, assignment, exchange, pledge, or otherwise.
2.    Distribution of the Award.    The RCA will be earned on the Vesting Date and will be delivered via direct deposit to the Participant as soon as practicable after the Vesting Date in March 2022. The award is subject to tax withholdings and shall be payable by the Company’s Payroll Department.

3.    Death or Total Disability.    If you cease active employment with the Company because of your death or total disability, (as defined under the Chico’s FAS, Inc. Long Term Disability Plan), a pro-rata award will vest immediately. The value of the award will be calculated using the period of active service from the Award Date, through the date of death or total disability. The pro-rated award will be distributed to you or your estate, within 60 days following your date of termination due to death or total disability.

4.    Termination of Employment. If your employment terminates (i.e., you voluntarily terminate your employment with the Company or your employment is terminated by the Company) prior to the Vesting Date, then this RCA shall be canceled on the date of your termination of employment.

5.    Acceptance. Your signature below will constitute your acceptance of this RCA and that you agree to be bound by all of the terms of this Agreement.

6.     No Rights to Continued Employment. Nothing in this Agreement confers any right on you to continue in the employ of the Company or affects in any way the right of the Company to terminate your employment with or without prior written notice at any time for any reason.

7.     Administration. This Retention Cash Award Agreement shall be administered by the EVP, Chief Human Resources Officer who will approve the payment due under this Agreement.

By:

___________________________________________________
<<Name>> and Date

By:

______________________________________________________
Chico’s FAS, Inc. and Date